UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2018

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On March 2, 2018, Nuverra Environmental Solutions, Inc. (the “Company”) announced that Mark D. Johnsrud, the Company’s Chairman, Chief Executive Officer, and principal executive officer, is leaving the Company, effective as of March 2, 2018 (the “Separation Date”).

Pursuant to a Separation Agreement and Mutual Release entered into between Mr. Johnsrud and the Company on the Separation Date (the “Separation Agreement”), Mr. Johnsrud will no longer serve as Chairman, Chief Executive Officer, and a Director of the Company effective as of the Separation Date, and the Company has agreed (i) to continue to pay Mr. Johnsrud’s base salary at the rate currently in effect from the Separation Date through April 28, 2020; (ii) to pay annual bonuses to Mr. Johnsrud for fiscal years 2018 and 2019 that would have been paid to Mr. Johnsrud had he remained employed from the Separation Date through April 28, 2020; (iii) from the Separation Date through the last day of the 18th calendar month following the Separation Date (the “COBRA End Date”), to reimburse a portion of Mr. Johnsrud’s COBRA premiums in an amount equal to the difference between the monthly COBRA premium and the amount he would have paid under the Company’s health benefit plans if he had remained employed from during such period (such difference, the “COBRA Reimbursement Amount”); (iv) following the COBRA End Date through April 30, 2020, to make available similar coverage through an arrangement of the Company’s choice and continue to reimburse Mr. Johnsrud for the COBRA Reimbursement Amount; (v) to accelerate the vesting of unvested time-based restricted stock units; (vi) to accelerate the vesting of unvested stock options, which will remain exercisable for one-year following the Separation Date; and (vii) to permit Mr. Johnsrud to continue to hold performance-based restricted stock units, which will be eligible to vest based on the achievement of the pre-established performance measures for the performance measurement period beginning on January 1, 2018 and ending on June 30, 2018.

The benefits provided to Mr. Johnsrud under the Separation Agreement are substantially consistent with the benefits Mr. Johnsrud would have been entitled to receive under his Amended and Restated Employment Agreement, dated April 28, 2017 (“Employment Agreement”), Notice of Grant of Performance Restricted Stock Units and Award Agreement, dated February 23, 2018, Notice of Grant of Restricted Stock Units and Award Agreement, dated February 23, 2018, and Notice of CEO Stock Options and Stock Option Award Agreement, dated February 23, 2018, had Mr. Johnsrud’s employment been terminated pursuant to Section 8(c) of his Employment Agreement.

The foregoing description of the Separation Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Separation Agreement, and such description is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of Interim Chief Executive Officer

Effective as of the Separation Date, the Company’s Board of Directors (the “Board”) appointed Charles K. Thompson, a current member of the Company’s Board, to serve as Chairman of the Board and Interim Chief Executive Officer, and as the Company’s interim principal executive officer. Mr. Thompson will continue to serve on the Company’s Board.

Mr. Thompson, age 56, has served on the Board since August 7, 2017. He is currently a Managing Partner of PinHigh Capital Partners, a Houston-based family office affiliated investment partnership with a focus on smaller private oil service and exploration and production (“E&P”) investments. Mr. Thompson spent two years at Nomura Securities building the oil and gas investment banking business. From 2004 to 2014 he was an original partner of Legacy Partners Group, a boutique mergers and acquisitions firm based in New York that was sold to FBR Capital Markets (“FBR”) in the fall of 2007. Mr. Thompson remained at FBR to run the energy investment banking practice where the focus was small cap oil service and E&P mergers and acquisitions and capital raising. From 1995 to 2003, he worked at CSFB in the energy investment banking group. Mr. Thompson began his career as a commercial banker at Manufacturers Hanover Trust Company. He holds a B.A. in geology from Williams College and attended Columbia Business School.

In connection with the appointment of Mr. Thompson as the Company’s Interim Chief Executive Officer, the Board also appointed current Board member, Michael Y. McGovern, to replace Mr. Thompson on, and to serve as Chairman of, the Compensation and Nominating Committee. Mr. Thompson will not serve on the Compensation and Nominating Committee or the Audit Committee while he serves as Interim Chief Executive Officer.

Mr. Thompson will receive a monthly cash consulting fee of $75,000 and an equity grant with a target grant date value of $200,000 for his service as Interim Chief Executive Officer. The equity compensation he currently receives as a member of the Board will remain unchanged.

Item 7.01.	Regulation FD Disclosure.

On March 5, 2018, the Company issued a press release announcing the departure of Mr. Johnsrud and appointment of Mr. Thompson. A copy of the press release is being furnished as Exhibit 99.2 hereto and is incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.2 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Separation Agreement and Mutual Release, dated as of March 2, 2018, between Mark D. Johnsrud and Nuverra Environmental Solutions, Inc.

99.2	Press Release, dated March 5, 2018

EXHIBIT INDEX

Exhibit Number	Description

99.1	Separation Agreement and Mutual Release, dated as of March 2, 2018, between Mark D. Johnsrud and Nuverra Environmental Solutions, Inc.

99.2	Press Release, dated March 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: March 5, 2018	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President and Chief Legal Officer